Exhibit 99.1

HOMETOWN BANCORP, LTD.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS – DECEMBER 19, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I/we, the undersigned shareholder(s) in Hometown Bancorp, Ltd. (“Hometown”) do hereby appoint each of Lynn Wehner and Sarah Zeatlow (the “Proxies”) my true and lawful attorney, substitute, and proxy, with power of substitution, for me/us and in my/our name to vote at the special meeting of the shareholders of said corporation, to be held on the 19th day of December, 2022, or at any adjournment of said meeting, with all powers I/we should have if personally present, hereby revoking all proxies heretofore given.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To approve the Agreement and Plan of Merger (the “merger agreement”), dated as of July 25, 2022, by and between Hometown and Bank First Corporation (which we refer to as “Bank First”), and the transactions contemplated by the merger agreement, including the merger of Hometown with and into Bank First, with Bank First as the surviving company (collectively, the “merger proposal”).

For	___________	Against	__________	Abstain	___________

2.	To approve the adjournment of the Hometown special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.

For	___________	Against	__________	Abstain	___________

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S). IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE ABOVE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

Dated: _____________________________, 2022.

Signature	Additional Signature (if jointly held)

Please Print Name	Please Print Name

PLEASE MARK YOUR SELECTION FOR EACH OF THE PROPOSALS DESCRIBED ABOVE, THEN SIGN AND DATE THIS FORM. THIS FORM MAY BE RETURNED VIA MAIL OR IN PERSON. IF RETURNING THIS FORM VIA MAIL, PLEASE RETURN THIS FORM PROMPTLY BUT IN ANY EVENT NO LATER THAN DECEMBER 12, 2022, USING THE ENCLOSED ENVELOPE FOR YOUR CONVENIENCE. IF YOU ARE RETURNING THIS FORM IN PERSON, PLEASE RETURN THIS FORM PROMPTLY BUT IN ANY EVENT NO LATER THAN DECEMBER 16, 2022 TO HOMETOWN BANCORP, LTD., 80 SHEBOYGAN STREET, FOND DU LAC, WISCONSIN 54935.